Exhibit 10.23

AGREEMENT NUMBER: 2015003

ADDENDUM #7

QUOTA SHARE REINSURANCE AGREEMENT

made between

OMEGA GENERAL INSURANCE COMPANY

(hereinafter referred to as the "Reinsured")

and

WYNDHAM INSURANCE COMPANY (SAC) LIMITED,

in respect of its Segregated Account AX (hereinafter referred to as the "Reinsurer")

WHEREAS the Reinsured and the Reinsurer entered into a Quota Share Reinsurance Agreement effective January 1, 2015 (the "Agreement");

WHEREAS the Agreement has been amended six times previously.

AND WHEREAS the Reinsured and the Reinsurer now desire to further amend the Quota Share Reinsurance Agreement. This Addendum #7 to the Agreement (the "Amendment") will take effect as of July 1, 2020.

In consideration of the covenants and agreements contained herein and for other good and valuable consideration, receipt and sufficiency of which is acknowledged, the parties agree as follows:

Amendment of Article 5, paragraph D

Effective July l, 2020, Article 8 of the Quota Share Reinsurance Agreement is hereby deleted in its entirety, and the following shall be substituted in its place:

D. In addition to the cash funding required under Article SA, the Reinsurer will provide the Reinsured with a Reinsurance Security Agreement (the "RSA") in compliance with Canadian regulations concerning unregistered reinsurance, in substantially the form attached as Exhibit A, subject to any required changes of the custodian. The amount of funds under the RSA will be maintained at the greater of (a) $2 million and (b) 120% of unearned premium plus 20% of outstanding losses including IBNR losses, as they appear in the books and records of the Reinsured. All investment income generated by the funds in the RSA will accrue to the benefit of the Reinsurer.

Counterparts
This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Ratification of Agreement
Except as expressly amended by this Amendment, the terms and conditions of the Agreement remain in full force and effect and are hereby ratified by the Parties.

SIGNED this 19th day of December, 2019;
For the Reinsured, OMEGA GENERAL INSURANCE COMPANY

/s/ Matthew P. Cook
By: Matthew P. Cook, President + CEO

SIGNED this 19th day of December, 2019;
For the Reinsurer, WYNDHAM INSURANCE COMPANY (SAC) LIMITED, in respect of its segregated account AX

/s/ Andrew McComb